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                                                                     EXHIBIT 5.1



December 23, 1996


Board of Directors
ChemFirst Inc.
700 North Street
Jackson, MS 39202-3095

Gentlemen:

This opinion is given in connection with a Registration Statement on Form S-8 (the "Registration Statement") which CHEMFIRST INC. (the "Company") is filing with the Securities and Exchange Commission to register (i) $433,125.00 in principal amount of its 1987-A Series Convertible Subordinated Debentures (the "1987-A Series Debentures"), for sale to participants under the ChemFirst Inc. 1980 Long-Term Incentive Plan (the "1980 Plan"), 30,000 shares of its 1987-A Series Convertible Preferred Stock (the "1987-A Series Stock") issuable upon conversion of the 1987-A Series Debentures and 48,300 shares of its Common Stock (the "Common Stock") issuable upon conversion of the 1987-A Series Stock,
(ii) $1,051,875.00 in principal amount of its 1988-A Series Convertible Subordinated Debentures (the "1988-A Series Debentures"), for sale to participants under the 1980 Plan, 66,000 shares of its 1988-A Convertible Preferred Stock (the "1988-A Series Stock") issuable upon conversion of the 1988-A Series Debentures, and 106,260 shares of the Common Stock issuable upon conversion of the 1988-A Series Stock, (iii) $80,625.00 in principal amount of its 1988-1 Series Convertible Subordinated Debentures (the "1988-1 Series Debentures"), for sale to participants under the ChemFirst Inc. 1988 Long-Term Incentive Plan (the "1988 Plan"), 5,000 of its 1988-1 Series Convertible Preferred Stock (the "1988-1 Series Stock") issuable upon conversion of the 1988-1 Series Debentures, and 8,050 shares of the Common Stock issuable upon conversion of the 1988-1 Series Stock, (iv) $288,750.00 in principal amount of its 1989-A Series Convertible Subordinated Debentures (the "1989-A Series Debentures"), for sale to participants under the 1980 Plan, 16,500 shares of its 1989-A Convertible Preferred Stock (the "1989-A Series Stock") issuable upon conversion of the 1989-A Series Debentures, and 26,565 shares of the Common Stock issuable upon conversion of the 1989-A Series Stock, (v) $787,500.00 in principal amount of its 1989-1 Series Convertible Subordinated Debentures (the "1989-1 Series Debentures"), for sale to participants under the 1988 Plan, 45,000 shares of its 1989-1 Series Convertible Preferred Stock (the "1989-1 Series Stock") issuable upon conversion of the 1989-1 Series Debentures, and 72,450 shares of the Common Stock issuable upon conversion of the 1989-1 Series Stock (vi) $69,062.50 in principal amount of its 1989-2 Series Convertible Subordinated Debentures (the "1989-2 Series Debentures"), for sale to participants under the 1988 Plan, 5,000 shares of its 1989-2 Series Convertible Preferred Stock (the "1989-2 Series Stock") issuable upon conversion of the 1989-2

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Board of Directors
December 23, 1996
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Series Debentures and 8,050 shares of the Common Stock issuable upon conversion of the 1989-2 Series Stock, (vii) $576,033.00 in principal amount of its 1990-1 Convertible Subordinated Debentures (the "1990-1 Series Debentures"), for sale to participants under the 1988 Plan, 52,376 shares of its 1990-1 Series Convertible Preferred Stock (the "1990-1 Series Stock") issuable upon conversion of the 1990-1 Series Debentures and 8,430 shares of the Common Stock issuable upon conversion of the 1990-1 Series Stock, (viii) $46,875.00 in principal amount of its 1990-2 Series Convertible Subordinated Debentures (the "1990-2 Series Debentures") for sale to participants under the 1988 Plan, 5,000 shares of its 1990-2 Series Convertible Preferred Stock (the "1990-2 Series Stock") issuable upon conversion of the 1990-2 Series Debentures and 8,050 shares of the Common Stock issuable upon conversion of the 1990-2 Series Stock,
(ix) $39,250 in principal amount of its 1991-1 Series Convertible Subordinated Debentures (the "1991-1 Series Debentures"), for sale to participants under the 1988 Plan, 4,000 shares of its 1991-1 Series Convertible Preferred Stock (the "1991-1 Series Stock") issuable upon conversion of the 1991-1 Series Debentures and 6,440 shares of the Common Stock issuable upon conversion of the 1991-1 Series Stock, (x) $45,562.50 in principal amount of its 1991-2 Series Convertible Subordinated Debentures (the "1991-2 Series Debentures") for sale to participants under the 1988 Plan, 5,000 shares of its 1991-2 Series Convertible Preferred Stock (the "1991-2 Series Stock ") issuable upon conversion of the 1991-2 Series Debentures and 8,050 shares of the Common Stock issuable upon conversion of the 1991-2 Series Stock, (xi) $39,062.50 in principal amount of its 1992-1 Series Convertible Subordinated Debentures (the "1992-1 Series Debentures") for sale to participants under the 1988 Plan, 5,000 shares of its 1992-1 Series Convertible Preferred Stock (the "1992-1 Series Stock") issuable upon conversion of the 1992-1 Debentures, and 8,050 shares of the Common Stock issuable upon conversion of the 1992-1 Series Stock, and (xii) 1,291,555 shares of Common Stock to be issued collectively under the 1980 Plan, the 1988 Plan and the ChemFirst Inc. 1995 Long-Term Incentive Plan (the "1995 Plan") (the foregoing plans being collectively referred to as the "Plans").

As General Counsel of the Company, I am familiar with the Company's Amended and Restated Articles of Incorporation and Bylaws; the Plans; the Registration Statement; the actions taken and resolutions passed by the Company's Board of Directors to authorize the 1987-A Series Debentures, 1988-A Series Debentures, 1988-1 Series Debentures, 1989-A Series Debentures, 1989-1 Series Debentures, 1989-2 Series Debentures, 1990-1 Series Debentures, 1990-2 Series Debentures, 1991-1 Series Debentures, 1991-2 Series Debentures and 1992-1 Series Debentures (collectively the "Debentures") and the taking of certain other actions in connection with the offering and sale of the Debentures, the action taken and resolution passed by the Company's Board of Directors to authorize the 1987-A Series Stock, 1988-A Series Stock, 1988-1 Series Stock, 1989-A Series Stock, 1989-1 Series Stock, 1989-2 Series Stock, 1990-1 Series Stock, 1990-2 Series Stock, 1991-1 Series Stock, 1991-2 Series Stock, and 1992-1 Series Stock (the aforementioned series of stock being collectively referred to as the "Series Stock") and the Common Stock issuable pursuant to the Plan; the Indentures (including all amendments and any supplemental indentures) between the Company and Deposit Guaranty National Bank, as Trustee such Debentures being respectively dated as follows: August 10, 1987 relating to the 1987-A Series Debentures, August 30, 1988 relating to the 1988-A Series Debentures, November 29,

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Board of Directors
December 23, 1996
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1988 relating to the 1988-1 Series Debentures, August 22, 1989 relating to the 1989-A Series Debentures, August 22, 1989 relating to the 1989-1 Series Debentures, November 10, 1989 relating to the 1989-2 Series Debentures, August 27, 1990 relating to the 1990-1 Series Debentures, November 9, 1990 relating to the 1990-2 Series Debentures, August 27, 1991 relating to the 1991-1 Series Debentures, November 15, 1991 relating to the 1991-2 Series Debentures, and November 13, 1992 relating to the 1992-1 Series Debentures; the form of each of the Series Debentures; the Debenture Options related to the Series Debentures, and such other matters and documents deemed necessary for the purpose of rendering this opinion.

On the basis of the foregoing, I am of the opinion that:

         1. The 1987-A Series Debentures, 1988-A Series Debentures and 1989-A Series Debentures have been duly authorized and when issued and paid for in accordance with the terms of the 1980 Plan and applicable debenture options will be validly issued and binding obligations of the Company.

         2. The 1987-A Series Stock, 1988-A Series Stock and 1989-A Series Stock issuable upon conversion of the 1987-A Series Debentures, 1988-A Series Debentures and 1989 Series Debentures, respectively, will, when so issued in accordance with the 1980 Plan, the respective applicable Indenture applicable to each such series and the resolutions passed by the Company's Board of Directors, be legally issued, fully paid and non-assessable.

         3. The shares of Common Stock issuable upon conversion of the 1987-A Series Stock, 1988-A Series Stock and 1989-A Series Stock will, when so issued in accordance with the 1980 Plan and the resolutions passed by the Company's Board of Directors, be legally issued, fully paid and non-assessable.

         4. The 1988-1 Series Debentures, 1989-1 Series Debentures, 1989-2 Series Debentures, 1990-1 Series Debentures, 1990-2 Series Debentures, 1991-1 Series Debentures, 1991-2 Series Debentures and 1992-1 Series Debentures have been duly authorized and when issued and paid for in accordance with the terms of the 1988 Plan and any debenture option applicable thereto, will be validly issued and binding obligations of the Company.

         5. The shares of 1988-1 Series Stock, 1989-1 Series Stock, 1989-2 Series Stock, 1990-1 Series Stock, 1990-2 Series Stock, 1991-1 Series Stock, 1991-2 Series Stock, and 1992-1 Series Stock issuable upon conversion, respectively, of the 1988-1 Series Debentures, 1989-1 Series Debentures, 1989-2 Series Debentures, 1990-1 Series Debentures, 1990-2 Series Debentures, 1991-1 Series Debentures, 1991-2 Series Debentures, 1992-1 Series Debentures will, when so issued in accordance with the 1988 Plan, the respective Indenture applicable to each such series of preferred stock and the resolutions passed by the Company's Board of Directors, be legally issued, fully paid and non-assessable.
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Board of Directors
December 23, 1996
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         6.       The shares of Common Stock issuable upon conversion of the
                  1988-1 Series Stock, 1989-1 Series Stock, 1989-2 Series Stock, 1990-1 Series Stock, 1990-2 Series Stock, 1991-1 Series Stock, 1991-2 Series Stock and 1992-1 Series Stock will, when so issued in accordance with the 1988 Plan and the resolutions passed by the Company's Board of Directors, be legally issued, fully paid and non-assessable.

         7. All other shares of the Common Stock issuable pursuant to Stock Options and other awards under the Plans will, when issued in accordance with the respective Plans, be legally issued, fully paid and non-assessable.

The opinion herein is limited solely to the laws of the State of Mississippi and the laws of the United States, and I express no opinion herein concerning the laws of any other jurisdiction.

The opinion is subject to the following qualifications:

         (a)      Rights and remedies set forth in the respective
                  Indentures mentioned above and the Series Debentures are subject to applicable bankruptcy, insolvency, reorganization and other laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and

         (b) No opinion is expressed as to the availability of any remedy or remedies that may be sought with respect to the specific enforcement of any provision of any Indenture referred to above or any of the Series Debentures.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,



J. Steve Chustz
General Counsel

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